EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


The Dow Chemical Company:
We consent to the incorporation by reference in this Registration
Statement of The Dow Chemical Company on Form S-8 of our report dated February 9, 2000, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended
December 31, 1999, and to the reference to us under Item 3, "Incorporation of Documents by Reference," of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Midland, Michigan
August 11, 2000